UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 4, 2016, Regal Entertainment Group (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  The total number of shares of the Company’s Class A and Class B common stock voted in person or by proxy at the Meeting, voting as a single class, was 150,640,674.  The combined voting shares of the Company’s Class A and Class B common stock, voting as a single class, represented 96.07% of the 156,794,131 shares issued and outstanding and entitled to vote at the Meeting.  The Company’s Class A Common Stock is entitled to one vote per share, while the Company’s Class B common stock is entitled to ten votes per share.  The total number of votes represented by the Company’s Class A and Class B common stock voted in person or by proxy at the Meeting, voting as a single class, was 364,018,425.  The combined votes of the Company’s Class A and Class B common stock, voting as a single class, represented 98.33% of the 370,171,882 total votes outstanding and entitled to vote at the Meeting.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1       Election of Class II Directors

The stockholders elected all four director nominees at the Meeting to serve as Class II directors until the Annual Meeting of Stockholders in 2019.  The voting results were as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Thomas D. Bell, Jr.	346,751,721	4,016,079	13,250,625
David H. Keyte	350,571,159	196,641	13,250,625
Amy E. Miles	348,497,355	2,270,445	13,250,625
Lee M. Thomas	347,101,635	3,666,165	13,250,625

Proposal 2       Advisory Vote on the Compensation of the Company’s Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers.  The voting results were as follows:

Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
349,540,781	1,123,839	103,180	13,250,625

Proposal 3       Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The voting results were as follows:

Votes Cast For	Votes Cast Against	Votes Abstain
363,587,353	391,444	39,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 9, 2015	By:	/S/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel &
Secretary